UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020 (September 29, 2020)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2020, Max Lousada resigned from the Board of Directors (the “Board”), and all committees thereof, of Warner Music Group Corp. (the “Company”) effective October 1, 2020. Mr. Lousada remains the Company’s Chief Executive Officer, Recorded Music.

On September 29, 2020, Ceci Kurzman was elected to the Board in accordance with the Company’s certificate of incorporation, effective October 1, 2020, to fill the vacancy on the Board resulting from Mr. Lousada’s resignation. Ms. Kurzman was also elected to serve on the Nominating and Corporate Governance Committee, effective as of such date. Ms. Kurzman will hold office until the next annual general meeting of shareholders or until removed from office in accordance with the Company’s bylaws. There was no arrangement or understanding between Ms. Kurzman and any other person pursuant to which she was selected as a director.

Ms. Kurzman is founder and President of Nexus Management Group, Inc. (“Nexus”), a former talent management and current investment company. Ms. Kurzman currently serves on the Board of Directors, Audit Committee, and Compensation Committee of Revlon, Inc., as well as on the Board of Directors of various organizations including Man Group plc and Cirque du Soleil Entertainment Group. An accomplished investor and entrepreneur, Ms. Kurzman also achieved numerous business and marketing successes as an executive at Arista Records and Sony Music’s Epic Records, before founding Nexus and managing an impressive roster of superstar artists. Today, Ms. Kurzman continues to combine her strategic business leadership, with her ability to anticipate trends and drive revenue growth from an investment portfolio of trailblazing companies, in partnership with established private equity partners.

The Company believes Ms. Kurzman’s various experiences in the entertainment industry, advising and managing companies, among other qualifications described above, give her the qualifications and skills to serve as a director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Compensation

Ms. Kurzman will be compensated in accordance with previously disclosed compensation programs for the Company’s non-officer directors.

On October 1, 2020, the Company issued a press release announcing the election of Ms. Kurzman to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

[Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 1, 2020.

104	Cover Page to this Current Report on Form 8-K in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: October 1, 2020